Exhibit 3.1

BC Registry Services

BC Company

ALTERATION NOTICE

BUSINESS CORPORATIONS ACT, section 257(4)

Telephone: 1 877 526-1526 www.bcreg.ca | Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 | Courier address: 200 – 940 Blanshard Street Victoria BC V8W 3E6

DO NOT MAIL THIS FORM to BC Registry Services unless you are instructed to do so by registry staff. The Regulation under the *Business Corporations Act* requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FOIPPA): Personal information provided on this form is collected, used and disclosed under the authority of the FOIPPA and the *Business Corporations Act* for the purposes of assessment. Questions regarding the collection, use and disclosure of personal information can be directed to the **Manager of Registries Operations** at 1 877 526-1526, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3

INCORPORATION NUMBER OF COMPANY

BC0234916

NAME OF COMPANY

INMED PHARMACEUTICALS INC.

ALTERATIONS TO THE NOTICE OF ARTICLES

Please indicate what information on the Notice of Articles is to be altered:
("altered" means create, add to, vary or delete)

- ☑ Company name
- ☐ A translation of company name
- ☐ Pre-existing Company Provisions
- ☑ Date of a Resolution or Court Order **(applies to special rights or restrictions only)**
- ☑ Authorized Share Structure

ALTERATION EFFECTIVE DATE – *Choose* ***one*** *of the following:*

- ☑ The alteration is to take effect at the time that this notice is filed with the registrar.
- ☐ The alteration is to take effect at 12:01 a.m. Pacific Time on ________________ being a date that is not more than ten days after the date of the filing of this notice.
- ☐ The alteration is to take effect at __________ ☐ a.m. or ☐ p.m. Pacific Time on ________ being a date and time that is not more than ten days after the date of the filing of this notice.

CHANGE OF COMPANY NAME

The Company is to change its name from InMed Pharmaceuticals Inc. to *(choose* ***one*** *of the following):*

- ☑ Mentari Therapeutics, Inc. This name has been reserved for the company under name reservation number NR9674704.
- ☐ a name created by adding "B.C. Ltd." after the incorporation number of the company.

TRANSLATION OF COMPANY NAME

Set out every new translation of the company name, or set out any change or deletion of an existing translation of the company name to be used outside of Canada.

Additions: Set out every new translation of the company name that the company intends to use outside of Canada.

Rev. 2005/3/3
FORM 11 – Leitch Systems Design Inc. – Approved July 4, 2005
Page 1

Adapted and reprinted with permission of the Province of British Columbia – © 2004

Changes: Change the following translation(s) of the company name PREVIOUS TRANSLATION OF THE COMPANY NAME NEW TRANSLATION OF THE COMPANY NAME Deletions: Remove the following translation(s) of the company name: PRE-EXISTING COMPANY PROVISIONS (refer to Part 17 and Table 3 of the Regulation under the Business Corporations Act) Complete this item only if the company has resolved that none of the Pre-existing Company Provisions are to apply to this company. The company has resolved that the Pre-existing Company Provisions are no longer to apply to this company. AUTHORIZED SHARE STRUCTURE Set out the date of each resolution or court order altering special rights or restrictions attached to a class or series of shares. YYYY / MM / DD 2026 / 11 / 4 Set out the new authorized share structure Maximum number of shares of this class or series of shares that the company is authorized to issue or inidcate there is no maximum number Kind of shares of this class or series of shares Are there special rights and restrictions attached to the shares of this class or series of shares? Identifying name of class or of series of shares MAXIMUM NUMBER OF SHARES AUTHORIZED OR NO MAXIMUM NUMBER PAR VALUE OR WITHOUT PAR VALUE TYPE OF CURRENCY YES / NO Common no maximum number without par value n/a Yes Preferred no maximum number without par value n/a Yes Series A Non-Voting Preferred no maximum number without par value n/a Yes Rev. 2005/3/3 FORM 11 – Leitch Systems Design Inc. – Approved July 4, 2005 Page 1 Adapted and reprinted with permission of the Province of British Columbia – © 2004